SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 27, 2006

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Financial Advisory Agreement with Indigo Ventures LLC

On January 27, 2006, we entered into a Financial Advisory Agreement (the “Agreement”) with Indigo Ventures LLC (“Indigo”) in which we agreed to appoint Indigo as our financial advisor to advise, consult with, and assist us in various matters which may include:

•                  a review of our business, operations and financial condition, including advising us on capitalization structures;

•                  advice relating to general capital raising matters;

•                  recommendations relating to specific business operations, transactions and joint ventures;

•                  advice regarding future financings involving our or any of our affiliates’ debt or equity securities; and

•                  assistance in connection with the due diligence review of any significant acquisition transactions proposed by us during the term of the agreement.

In consideration for these services, we have agreed to pay Indigo a cash fee of $20,000 per month in arrears, increasing to $30,000 per month beginning in the first month following the consummation by us of a significant debt or equity financing from which we obtain gross proceeds of at least $5 million.  Also, we have agreed to issue to Indigo 1,500,000 restricted shares of our common stock, which shares will vest upon the earlier of: (i) the closing of a significant acquisition as may be described in a written notice delivered by us to Indigo on or after the date of the Agreement, (ii) subject to the approval of our compensation committee, the closing of another major acquisition or financing transaction on which Indigo provides advice to us, (iii) a change of control of our company, or (iv) January 27, 2007.  The shares we are issuing to Indigo are restricted shares and may not be sold, assigned or transferred by Indigo for a one (1) year period beginning on January 27, 2006 and ending on January 27, 2007.  If we terminate the Agreement as a result of a material breach of this Agreement by Indigo, we will have the right and option to repurchase fifty percent (50%) of all of the then unvested shares at a purchase price of $0.001 per share.

The discussion in this current report is only a summary and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference in this Item.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Agreement and in consideration for Indigo’s advisory services under the Agreement, we have agreed to issue 1,500,000 restricted shares of our common stock to Indigo.

The shares are being issued in reliance on Section 4(2) of the Securities Act of 1933 which exempts from registration transactions by an issuer not involving a public offering.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

10.1	Financial Advisory Agreement dated January 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: January 31, 2006	/s/ George R. Vaughn

George R. Vaughn Chief Financial Officer

Exhibit Index

Number	Title

10.1	Financial Advisory Agreement dated January 27, 2006